DATED                               2004











                                 TELTRONICS INC

                                       and

                               TELTRONICS LIMITED

                                       and

                         BECK & COOK MANAGEMENT SERVICES








                 RESTRICTIVE COVENANT AND CONSULTANCY AGREEMENT
                 ----------------------------------------------

                                   relating to

              the Teltronics telephone systems maintenance business

THIS AGREEMENT is made the            day of                     2004

BETWEEN

(1) TELTRONICS INC whose principal place of business is at 2150 Whitfield Industrial Way Sarasota Florida 34243 ("the Company"); and

(2) TELTRONICS LIMITED (registered in England and Wales under number 04248637 whose registered office is at 27 Weston Road Olney Buckinghamshire MR45 5BD ("the Subsidiary"); and

(3) KELVIN BECK and PAUL ELLERTON the partners for the time being of BECK & COOK MANAGEMENT SERVICES of Rossbonny Marsh Lane Taplow Buckinghamshire SL6 0DE ("BCMS").

1.       Definitions

         In this Agreement, the following expressions shall (unless the context requires otherwise) have the following meanings:

         "Business"                         means the Teltronics 20-20 telephone
                                            systems maintenance business carried
                                            on by the Company or any Group
                                            Company;

         "Confidential Business
         Information"                       means all and any information
                                            (whether or not recorded in
                                            documentary form or on computer
                                            disk or tape) relating to the names,
                                            addresses, telephone numbers,
                                            contact names and identities of the
                                            Customers, the nature of their
                                            business operations, their
                                            requirements for Restricted Products
                                            or Restricted Services and all
                                            confidential aspects of their
                                            business relationship with the
                                            Company or any Group Company and all
                                            and any trade secrets relating to
                                            the creation production or supply of
                                            the Restricted Products or the
                                            Restricted Services and any other
                                            information to which the Company or
                                            any Group Company attaches an
                                            equivalent level of confidentiality
                                            or in respect of which it owes an
                                            obligation of confidentiality to any
                                            third party:

                                            (a)      which BCMS shall acquire at
                                                     any time during the
                                                     provision by it of Services
                                                     to the Company but which
                                                     does not form part of the
                                                     Expert's own knowledge; and

                                            (b)      which is not readily
                                                     ascertainable to persons
                                                     not connected with the
                                                     Company or any Group
                                                     Company
                                                     either at all or
                                                     without a significant
                                                     expenditure of labour skill
                                                     or money.

         "Connected Persons"                means any person, firm or company
                                            who as at the date of this Agreement
                                            is connected with BCMS or the Expert
                                            within the meaning of Section 839
                                            Income and Corporation Taxes Act
                                            1988 or any company of which the
                                            Expert is a director and/or
                                            shareholder or who becomes so
                                            connected other than as a result of
                                            a passive investment in not more
                                            than 5% of any class of securities
                                            quoted on a recognised investment
                                            exchange (as defined in the
                                            Financial Services and Markets Act
                                            2000) and other than the Company;

         "Consideration                     Shares" means 100,000 shares in the
                                            capital of the Company ranking pari
                                            passu with the shares in issue;

         "Consultancy Commission
         Payment"                           means the sum referred to in clause
                                            5.2 and any additional sum payable
                                            pursuant to the provisions of clause
                                            5.3 hereof (plus in each case VAT if
                                            applicable);

         "Consultancy                       Payment" means the daily sum of FIVE
                                            HUNDRED POUNDS ((pound)500) gross
                                            for each seven hour day that BCMS
                                            provides the Services and an hourly
                                            sum of ONE HUNDRED POUNDS
                                            ((pound)100) for each hour in any
                                            day that BCMS provides the Services
                                            in excess of seven hours (plus in
                                            each case VAT if applicable);

         "Customer                          Contracts" means the telephone
                                            maintenance contracts entered into
                                            with Customers brief particulars of
                                            which are set out in the Schedule;

         "Customers"                        means those persons firms or
                                            companies listed in the Schedule and
                                            any person who in the period of 2
                                            years after the date of this
                                            Agreement becomes a customer of the
                                            Business;

         "Expert"                           means Kelvin Beck;

         "Group Company" means any company which for the time being is a holding company of the Company or a subsidiary of the Company or of such holding company as those terms are defined in section 736 Companies Act 1985 as amended;

         "Income" means in relation to any Customer Contract the amount invoiced to each such Customer together with any value added tax thereon;


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

         "Relevant Period"                  means 1st  February l 2004 to 31st
                                            March 2005;

         "Restricted Area"                  means the United Kingdom;

         "Restricted                        Products" means PBX and ACD
                                            telephone systems produced, marketed
                                            or sold by the Company or any Group
                                            Company in the ordinary course of
                                            the Business;

         "Restricted                        Services" means maintenance services
                                            in respect of the Restricted
                                            Products as provided by the Company
                                            or any Group Company in the ordinary
                                            course of the Business;

         "Restrictive Covenant
         Payment"                           means the sum referred to in clause
                                            4.5 and any additional sum payable
                                            pursuant to the provisions of
                                            clauses 4.6 or 4.7 hereof (plus in
                                            each case VAT if applicable);

         "Retained                          Business" means the telecoms and
                                            software products and services
                                            produced, marketed, sold or supplied
                                            as the case may be by BCMS or the
                                            Expert or their Connected Persons
                                            but excluding the supply of the
                                            Restricted Products and/or the
                                            Restricted Services to the
                                            Customers;

         "Services"                         means those services outlined in
                                            Clause 5.1 and any other services
                                            that the Company and BCMS may from
                                            time to time agree;

         "Termination Date"                 means the first anniversary of the
                                            date of this Agreement.

2.       Acknowledgements by BCMS

         BCMS acknowledges:

2.1 that the Company possesses a valuable body of Confidential Business Information which requires protection much of which is in the knowledge of the Expert;

2.2 the Company will give it access to Confidential Business Information in order that it may provide the Services to the Company;

2.3 that it and the Expert have a duty of trust and confidence to the Company in relation to the Confidential Business Information;

2.4 that the Expert's knowledge of Confidential Business Information directly benefits BCMS by enabling it to perform the Services and to earn fees in respect thereof;


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

2.5 that the disclosure of any Confidential Business Information to any customer or competitor of the Company would place the Company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Business;

2.6 that if BCMS or the Expert or any of their respective Connected Persons were to deal with the Customers in competing products to the Restricted Products or supply services to the Customers competing with the Restricted Services it would place the Company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Business;

2.7 that the success of the Business depends, in part, on the Company's or the relevant Group Company's employees establishing business relationships with the Customers which are similar to those previously established and maintained by the Expert.

3.       Confidentiality Obligations

3.1 BCMS agrees that during the period of this Agreement and for a period of 2 years from the date of termination of this Agreement, it shall and shall procure that the Expert and any Connected Persons shall:

         (i) not directly or indirectly disclose to any person, firm or company or use other than for any legitimate purposes of the Company or any Group Company any Confidential Business Information;

         (ii) not without the prior authority of the Company remove from the Company or any Group Company premises or copy or allow others to copy the contents of any document, computer disk, tape or other tangible item which contains any Confidential Business Information or which belongs to the Company;

         (iii) return to the Company upon request and, in any event, upon termination of its Services all documents, computer disks and tapes and other tangible items in its possession or under its control which belong to the Company or which contain or refer to any Confidential Business Information;

         (iv) if so requested by the Company delete all Confidential Business Information from any computer disks, tapes or other re-usable material in its possession or under its control and destroy all other documents and tangible items in its possession or under its control which contain or refer to any Confidential Business Information.

3.2      The provisions of this clause shall not apply to information which:

         (i) is, or subsequently becomes, part of the public domain, otherwise than by any breach of this Agreement; or


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

         (ii) is hereafter disclosed to BCMS or the Expert by a third party with the lawful right to make such disclosure.

3.3 Nothing in this Clause 3 shall prevent or restrain BCMS or the Expert from dealing with clients or customers of the Business who are also clients or customers of the Retained Business in relation to the Retained Business and retaining and using solely for that purpose Confidential Business Information relating to such clients or customers.

4.       Restrictive Covenant Obligations

4.1 In consideration of the payment to BCMS in accordance with the terms of this Agreement of the Restrictive Covenant Payment and the issue to BCMS as soon as reasonably practicable but in any event within six weeks hereof of the Consideration Shares BCMS shall not and shall procure that the Expert and any Connected Persons shall not within the Restricted Area whether on its or his own account or as partner employee or on behalf of another person firm or company without the prior written consent of the Company during the period of this Agreement and for the period of 2 years after the date of termination of this Agreement:-

         4.1.1 seek in any capacity whatsoever any business, orders or custom for any Restricted Products from any Customer;

         4.1.2 seek in any capacity whatsoever any business, orders or custom for any Restricted Services from any Customer;

         4.1.3 accept in any capacity whatsoever orders for any Restricted Products from any Customer;

         4.1.4 accept in any capacity whatsoever orders for any Restricted Services from any Customer;

         4.1.5 solicit or entice away or seek to entice away from the Company or any Group Company any Employee or induce or authorise any third party to do so whether or not such person would commit any breach of contract by reason of leaving.

4.2 Each of the foregoing obligations shall be construed as separate and severable obligations.

4.3 Nothing in this Clause 4 shall prevent or restrain BCMS or the Expert from dealing with clients or customers of the Business who are also clients or customers of the Retained Business solely in relation to the Retained Business.

4.4      BCMS and the Expert shall be relieved of their obligations under clause
         4.1 if the Company defaults in any month in the payment of the Restrictive Covenant Payment and fails to remedy such breach within 5 Business Days of a request by BCMS to remedy the same.

4.5 In consideration of the covenants set out in clause 4.1 above the Company shall pay to BCMS a sum equal to THIRTY FIVE PER CENT (35%) of the Income received by the


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

         Company or any Group Company in respect of amounts invoiced or which should properly be invoiced in respect of the Customer Contracts during the Relevant Period "Restrictive Covenant Payment"), to be paid monthly on or about the last day in the month in which such Income is received by the Company or the relevant Group Company. BCMS shall submit a VAT invoice for the amount received by it from the Company within 14 days of receipt of each payment.

4.6 The Company undertakes to BCMS that it will not and it will procure that no Group Company will cancel or terminate any of the Customer Contracts until the expiry of the Relevant Period other than:-

         (i) for material breach on the part of the Customer, evidenced to the reasonable satisfaction of BCMS and on the basis that BCMS shall be entitled to receive THIRTY FIVE PER CENT (35%) of any damages awarded to the Company or any Group Company arising out of or in connection with non-payment of sums due under the relevant Customer Contract in lieu of the Restrictive Covenant Payment which would otherwise be payable to BCMS in respect of such Customer Contract for the remainder of the Relevant Period; or

         (ii) where the Customer enters into a new maintenance contract with the Company or any Group Company on terms no less favourable to BCMS in relation to the contract period and the payments due from the Customer thereunder during the Relevant Period and on the basis that BCMS shall be entitled to THIRTY FIVE PER CENT (35%) of the Income received by the Company or any Group Company in respect of amounts invoiced or which should properly be invoiced in respect of such replacement contract during the Relevant Period as if such replacement contract were listed in the Schedule, being in any event no less than the Restrictive Covenant Payment which BCMS would have been entitled to receive had such Customer Contract not been replaced.

4.7 If any of the Customers purchase new or additional products from the Company or any Group Company during the Relevant Period BCMS shall be entitled to receive THIRTY FIVE PER CENT (35%) of the Income received by the Company or any Group Company in respect of amounts invoiced or which should properly be invoiced during the Relevant Period in respect of such new or additional telephone maintenance contracts entered into by such Customer during the Relevant Period, to be paid at such times and in such manner as the Restrictive Covenant Payment due under clause 4.5.

4.8 The Company shall collect or procure the collection of all income due from the Customers in respect of the Customer Contracts (and any replacement or additional contracts referred to in clause 4.7) in a separate bank account and shall produce to BCMS on a monthly basis copies of the bank statements in relation to such account. The Company shall in addition keep separate, detailed, true and accurate books and records of all income received or receivable in respect of the Customer Contracts (and any replacement or additional contracts referred to in clause 4.7) to enable BCMS to check the accuracy of the information contained in the bank statements rendered under this


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

         clause and the Restrictive Covenant Payment made to BCMS from time to time hereunder and BCMS shall be entitled at its expense to inspect the same by its authorised representative or representatives during business hours on giving reasonable notice and to take copies of or extracts from such books and records. In the event that any Restrictive Covenant Payment rendered under this clause 4 is inaccurate, the costs of such inspection shall be paid by the Company and the Company shall pay to BCMS the amount of the shortfall forthwith together with interest thereon at the rate of 4% per annum above the base rate from time to time in force of National Westminster Bank plc (whether before or after judgement) from the date such payment should properly have been made under this Agreement to the date of actual payment.

4.9 Notwithstanding the provisions of clause 4.8 above, in the event of a dispute between the parties in respect of the provisions of this clause 4 the Company shall instruct its auditors (who shall act as expert and not as arbitrator) to supply to BCMS within 60 days of 31 March 2005, or if later within 60 days of receipt of the last payment due from any Customer under the Customer Contracts (and any replacement or additional contracts referred to in clause 4.7) during the Relevant Period, a certificate in writing certifying the aggregated sums received from Customers on which the Restrictive Covenant Payment is payable hereunder and the amount of the payment due. If such amount falls short of the Restrictive Covenant Payment actually paid, the Company shall remit the balance to BCMS with the certificate together with interest calculated in accordance with clause 4.8 above. The rendering of such certificate shall not preclude the right of inspection given to BCMS in clause 4.8.

4.10 The obligation of the Company to pay the Restrictive Covenant Payment and the rights of inspection granted by this clause 4 shall continue in full force and effect until the Company has received all income due from Customers under the Customer Contracts (and any replacement or additional contracts referred to in clause 4.7) during the Relevant Period and has accounted to BCMS for the Restrictive Covenant Payment in respect thereof.

5.       Consultancy Obligations

5.1 In consideration of the Consultancy Payment and the Consultancy Commission Payment referred to below BCMS hereby agrees until the Termination Date to provide such advice consultancy and assistance to the Company or any Group Company from time to time agreed by BCMS and the Company to assist in the Company's or any Group Company's employees establishing business relationships with the Customers and the collection of income due under the Customer Contracts ("the Services"). The Company and BCMS agree that the Services shall be performed in the United Kingdom and Ireland or such other locations as the Company and BCMS may from time to time agree. The Consultancy Payment shall be paid to BCMS on or about the last day in the month next following the month in which such Services are performed whereupon BCMS shall submit a VAT invoice to the Company in respect thereof.


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

5.2 In further consideration of BCMS entering into this Agreement the Company shall pay to BCMS a sum equal to THIRTEEN PER CENT (13%) of the Income received by the Company or any Group Company in respect of amounts invoiced or which should properly be invoiced in respect of the Customer Contracts during the Relevant Period ("Consultancy Commission Payment"), to be paid monthly on or about the last day in the month in which such Income is received by the Company or the relevant Group Company up to a maximum of FORTY-SIX THOUSAND POUNDS ((pound)46,000) plus VAT. BCMS shall submit a VAT invoice for the amount received by it from the Company within 14 days of receipt of each payment.

5.3 The provisions of clauses 4.6 and 4.7 shall apply mutatis mutandis to the Consultancy Commission Payment as if repeated herein.

5.4 BCMS shall procure that the Services are provided by the Expert, such Services to be provided with reasonable care and skill.

5.5 All reasonable travelling and subsistence expenses incurred by BCMS in the performance of the Services shall be paid by the Company in addition to the Consultancy Payment.

5.6 BCMS shall submit details of such expenses (including in the case of car journeys the mileage covered) to the Company together with VAT invoices where applicable. The Company shall re-imburse such expenses on or about the last day in the month next following the month in which such expenses are incurred.

5.7 For the purposes of this Agreement BCMS shall be an independent contractor and not the servant, employee, partner, representative or agent of the Company and has no power or authority to enter into any contract on behalf of the Company or any Group Company.

5.8 BCMS will be fully responsible for and will indemnify the Company and each and every Group Company for and in respect of any tax (excluding
         VAT) and National Insurance and Social Security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with the performance by the Company of its obligations under this Agreement or the performance by the Consultant of the services under this Agreement. BCMS will further indemnify the Company and each and every Group Company against all reasonable costs and expenses and any penalty, fine or interest incurred or payable by the Company in connection with or in consequence of any such liability, deduction, contribution, assessment or claim other than where such liability, deduction or contribution arising out of the assessment or claim arises out of the Company's negligence or wilful default.

6.       Publicity

         BCMS shall not and shall procure that the Expert shall not at any time make any untrue statement in relation to the Company or any Group Company nor after the Termination Date wrongly represent itself or himself as being connected with the Company or any Group Company.


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

7.       Waiver

         A waiver by one party of a breach by the other of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

8.       Notices

8.1 Any notice or communication to be given under this Agreement shall be in writing and shall be delivered personally (including by courier) or sent by first class pre-paid or registered or recorded delivery post to an address inland or by airmail post to an address overseas to the registered office or principal place of business of the party to be served or to such other address as may have been notified for such purpose from time to time.

8.2 The notice shall be deemed to be given if delivered personally at the time of delivery or if sent by post to an address inland 2 working days after the notice shall have been posted or if sent by airmail post 5 working days after the notice shall have been posted.

8.3 In proving service it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of the postal authorities as a first class pre-paid or registered or recorded delivery letter or airmail letter as the case may be.

9.       Governing law

9.1 This Agreement shall be governed by and construed in accordance with the law of England.

9.2 The parties to this Agreement irrevocably agree for the exclusive benefit of BCMS that the courts of England shall have jurisdiction over any claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement and that accordingly any proceedings in respect of any such claim or matter may be brought in such courts. Nothing in this clause shall limit the right of BCMS to take proceedings against the Company or the Subsidiary in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

10.      Entire Agreement

10.1 It is acknowledged and agreed that this Agreement (including the documents and instruments referred to herein) shall supersede all prior representations arrangements understandings and agreements between the parties relating to the subject matter hereof and shall constitute the entire complete and exclusive agreement and understanding between the parties hereto.


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

10.2 The parties irrevocably and unconditionally waive any right they may have to claim damages for any misrepresentation arrangement understanding or agreement not contained in this Agreement or for any breach of any representation not contained in this Agreement (unless such misrepresentation or representation was made fraudulently).

10.3 It is further acknowledged and agreed that no representations arrangements understandings or agreements (whether written or oral) made by or on behalf of any of the other parties have been relied upon other than those expressly set out or referred to in this Agreement.

11.      Severability

         Each of the obligations contained in the clauses and sub-clauses of this Agreement shall be construed as separate and severable obligations but if at any time any one or more of the obligations is or becomes invalid illegal or unenforceable in any respect under law but would be valid if some part thereof were deleted or the period or area of application reduced such obligation shall apply with such modification as may be necessary to make it valid and effective and in any event the validity legality and enforceability of the remaining clauses and sub-clauses hereof shall not in any way be affected or impaired thereby.

12.      Third Parties

         The parties hereby declare that no term of this Agreement is intended by the parties to confer a benefit on any Third Party (as defined by the Contracts (Rights of Third Parties) Act 1999), nor is it intended to be enforceable by any Third Party. The provisions of the said Act are hereby excluded.

13.      General

13.1 BCMS has given the undertakings contained in this Agreement to the Company as trustee for itself and for each Group Company and will at the request and cost of the Company enter into direct undertakings with any Group Company which correspond to the undertakings in this Agreement, or which are less onerous only to the extent necessary (in the opinion of the Company or its legal advisors) to ensure that such undertakings are valid and enforceable.

13.2 The provisions of this Agreement may be amended only by a written instrument executed by both the Company and BCMS.

13.3 Neither party may transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party.

13.4 The Company warrants that it has all requisite power and authority to enter into this Agreement and to allot and issue the Consideration Shares which when issued shall rank as fully paid shares in the capital of the Company.


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

14.      Subsidiary's Guarantee

14.1 In consideration of BCMS entering into this Agreement the Subsidiary, at the request of the Company, hereby unconditionally guarantees to BCMS the due and punctual performance and observance by the Company of all the Company's obligations and the punctual discharge by the Company of all the Company's liabilities to BCMS contained in or arising under this Agreement.

14.2 If the Company shall make default in the collection of income due from Customers when due for payment and/or the payment when due of any amount payable to BCMS under this Agreement the Subsidiary shall forthwith on demand by BCMS collect any and all income due from Customers under the Customer Contracts and unconditionally pay to BCMS in the manner prescribed in this Agreement an amount equal to the amount payable by the Company.

14.3 As an independent and primary obligation, without prejudice to the above provisions, the Subsidiary hereby unconditionally and irrevocably agrees to indemnify and keep indemnified the Company against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by BCMS arising from failure of the Company to comply with any of its obligations or discharge any of its liabilities under this Agreement or by reason of the Company not being at any time, or ceasing to be, liable in respect of the obligations and liabilities purported to be assumed by it in accordance with the express terms of this Agreement.

14.4 The guarantee and indemnity contained in this clause shall be a continuing guarantee and indemnity and shall continue in full force and effect until all liabilities or purported liabilities of the Company arising under, and all monies owing or payable or purported to be owing or payable by the Company under this Agreement, have been paid, discharged or satisfied in full and notwithstanding any insolvency of the Company or any change in the status of the Company.

14.5 The Subsidiary shall not be exonerated or discharged nor shall its liability be affected by any forbearance, whether as to payment, time, performance or otherwise howsoever, or by any other indulgence being given to the Company or by any variation of the terms of this Agreement or by any act, thing, omission or means whatever which, but for this provision, might operate to exonerate or discharge the Subsidiary from its obligations under the guarantee and indemnity contained in this Clause.


EXECUTED as a deed on the date of this document



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




                                    SCHEDULE

                    List of Customers and Customer Contracts
                    ----------------------------------------


         Customer Name                      Brief Contract Details
         -------------                      ----------------------

EXECUTED (but not delivered until the   )
date hereof) as a DEED by               )
TELTRONICS INC                          )
acting by                               )

                           Authorised Signatory:     ...........................

                           Authorised Signatory:     ...........................


EXECUTED (but not delivered until the
date hereof) as a DEED by
TELTRONICS LIMITED
acting by

                           Director:                 ...........................

                           Director/Secretary:       ...........................



SIGNED (but not delivered until the date        )
hereof) as a DEED by the said                   )    ...........................
KELVIN BECK and PAUL ELLERTON                   )
the partners for the time being of              )
BECK & COOK MANAGEMENT                          )    ...........................
SERVICES in the presence of:-                   )

WITNESS:

Name:           ....................................

Address:        ....................................

                ....................................

Occupation:     ....................................




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